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                                                               EXHIBIT 12.1

      STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                           UNAUDITED PRO
                                FISCAL YEARS ENDING                                                            FORMA
                          ----------------------------------                                              ----------------
                                                                                   FEBRUARY
                                                              JANUARY   FEBRUARY   27, 1997      THREE     YEAR     THREE
                                                              26, 1997  27, 1997    THROUGH     MONTHS     ENDED   MONTHS
                          JANUARY  JANUARY  JANUARY  JANUARY  THROUGH   THROUGH    APRIL 25,     ENDED    JANUARY   ENDED
                            29,      28,      27,      25,    FEBRUARY  JANUARY      1997     MAY 2, 1998   31,    MAY 2,
                           1994     1995     1996     1997    26, 1997  31, 1998  (UNAUDITED) (UNAUDITED)  1998     1998
                          -------  -------  -------  -------  --------  --------  ----------- ----------- -------  -------
Income (loss) before in-
 come taxes.............  $5,120   $ 5,519  $ 6,927  $ 6,390  $(1,147)  $ 3,643     $  533      $ (855)   $(2,066) $(2,077)
Interest................   3,817     6,163    6,702    6,515   1 ,116     9,855      1,449       2,742     15,479    3,964
Interest portion of
 rental
 expense................     270       334      429      551       49       919        159         211        968      211
                          ------   -------  -------  -------  -------   -------     ------      ------    -------  -------
 Earnings...............  $9,207   $12,016  $14,058  $13,456  $    18   $14,417     $2,141      $2,098    $14,381  $ 2,098
Interest................   3,817     6,163    6,702    6,515    1,116     9,855      1,449       2,742     15,479    3,964
Interest portion of
 rental
 expense................     270       334      429      551       49       919        159         211        968      211
                          ------   -------  -------  -------  -------   -------     ------      ------    -------  -------
 Fixed charges..........  $4,087   $ 6,497  $ 7,131  $ 7,066  $ 1,165   $10,774     $1,608      $2,953    $16,447  $ 4,175
                          ------   -------  -------  -------  -------   -------     ------      ------    -------  -------
Ratio of earnings to
 fixed charges..........     2.3x      1.8x     2.0x     1.9x     0.0x      1.3x       1.3x        0.7x       0.9x     0.5x
                          ======   =======  =======  =======  =======   =======     ======      ======    =======  =======
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